Exhibit 99.1

Purple Innovation Special Committee of the Board Comments on Coliseum Capital
Management’s Amended 13D

LEHI, Utah, January 19, 2023 /PRNewswire/ -- Purple Innovation, Inc. (NASDAQ: PRPL), a comfort innovation company known for creating the “World’s First No Pressure® Mattress,” today responded to the amended Schedule 13D filed with the Securities and Exchange Commission by Coliseum Capital Management, LLC on January 17, 2023.

The Special Committee of the Board of Directors provided the following statement:

The Special Committee values Coliseum’s investment in Purple and shares Coliseum’s enthusiasm for, and confidence in, the Company’s plan and management team.

However, the Special Committee is disappointed that within days of the Special Committee rejecting Coliseum’s inadequate and below-market buyout proposal, Coliseum is seeking to replace most of the Board. The Special Committee acknowledges that Coliseum, as a 44.7% shareholder of Purple, is entitled to reasonable representation on the Board, and notes that Coliseum’s Managing Partner Adam Gray has served on the Board since the time that Purple went public in 2018. Moreover, Mr. Gray has served as the Chair of Purple’s Nominating and Governance Committee since that committee’s formation, providing Coliseum with significant influence over the Board’s existing composition and corporate governance practices.

Coliseum’s current proposal to reconstitute Purple’s Board of Directors goes beyond what we consider appropriate: Coliseum is seeking the right to appoint, identify or approve every member of Purple’s Board, leaving Purple’s other shareholders with no representatives on the Board who have not been endorsed by, and who do not serve at the pleasure of, Coliseum.

We remain interested in working cooperatively with Coliseum, and we will continue to seek to do so while protecting the interests of all shareholders.

BMO Capital Markets Corp. is acting as financial advisor, Spotlight Advisors LLC is serving as strategic advisor and Sidley Austin LLP and Morris, Nichols, Arsht & Tunnell LLP are acting as legal advisors to the Special Committee.

About Purple

Purple is a digitally-native vertical brand with a mission to help people feel and live better through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, cushions, frames, sheets and more. Our products are the result of over 30 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms. For more information on Purple, visit purple.com.

Additional Information

The Company intends to file a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the Company’s Investor Relations website at https://investors.purple.com/sec-filings/default.aspx or by contacting the Company’s Investor Relations department at ir@purple.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the 2023 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Proxy Statement on Schedule 14A for its 2022 annual meeting of shareholders, filed with the SEC on April 1, 2022, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022 (as amended on March 16, 2022), and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the definitive proxy statement for the 2023 Annual Meeting and other relevant documents to be filed with the SEC, if and when they become available.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 1, 2022, as amended by our Annual Report on Form 10-K/A Amendment No. 1 filed with the SEC on March 16, 2022 and in our other filings with the SEC. Many of these risks and uncertainties have been, and will be, exacerbated by the COVID–19 pandemic and any worsening of the global business and economic environment as a result. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contact:

Longacre Square Partners

Dan Zacchei / Joe Germani

dzacchei@longacresquare.com / jgermani@longacresquare.com